MGT Officially Appoints John McAfee as Chief Executive Officer

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DURHAM, NC (November 18, 2016) MGT Capital Investments, Inc. (OTC: MGTI) announced today that John McAfee, the Company’s Executive Chairman, has officially been appointed Chief Executive Officer, effective immediately.

“The advancements in personal and enterprise technologies have exposed us to a greater number of cybersecurity threats than ever before. Despite the overwhelming concerns about today’s advanced threats, high profile breaches around the world, including those during the U.S. presidential election, have put a spotlight on the ineffectiveness and outdated approach of the antivirus software currently available from what is considered the ‘leading’ cybersecurity companies. My vision for the future of the cybersecurity industry is placed firmly in developing new technologies through MGT that apply the skill and knowledge of white hat hackers to protect society from these modern threats,” commented McAfee.

In the six months since Mr. McAfee began helping MGT move to the forefront of the cybersecurity market, the Company has made several key acquisitions of exciting new technologies, and has created one of the largest bitcoin mining operations in the U.S. Last month, MGT announced the launch of its first product, Sentinel, with plans to ship the product to the initial customers in the next few weeks. The stockholder-approved acquisitions of D–Vasive and Demonsaw remain pending, and the Company expects to reach a revised deal structure to benefit existing shareholders by the end of the year.

“My commitment today will dispel the half-truths in the market that MGT just wants to use my name. The momentum of MGT is building and we are excited to ramp up its activity over the coming months. Make no mistake, I am determined to once again personally disrupt the status quo in cybersecurity, and MGT has the resources and people to make it happen,” concluded Mr. McAfee.

About MGT Capital Investments, Inc.

MGT Capital Investments, Inc. (OTC: MGTI) is in the process of acquiring a diverse portfolio of cyber security technologies and ramping up its Bitcoin mining operations in the state of Washington. With cyber security industry pioneer, John McAfee, at its helm, MGT Capital is positioned to address various cyber threats through advanced protection technologies for mobile and personal tech devices, including tablets and smartphones. The Company is currently in the process of acquiring D–Vasive, a provider of leading edge anti–spy software, and Demonsaw, a provider of a secure and anonymous file sharing software platform.

MGT Capital intends to change its corporate name to “John McAfee Global Technologies, Inc,” and has asserted its right to do by seeking a Declaratory Judgment in U.S. Federal Court, Southern District, NY.

For more information on the Company, please visit http://ir.stockpr.com/mgtci.

Forward–looking Statements

This press release contains forward–looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward–looking statements.” MGT’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward–looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward–looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward–looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Investor Contact

Garth Russell

Managing Director

KCSA Strategic Communications

grussell@kcsa.com

212.896.1250

Media Contact

Tiffany Madison

Director of Corporate Communications

MGT Capital Investments, Inc.

tmadison@mgtci.com

469.236.9569